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                                                                    EXHIBIT 10.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT, dated as of June 22, 2000, is between JOHNS MANVILLE INTERNATIONAL, INC., a Delaware corporation, JOHNS MANVILLE CORPORATION, a Delaware corporation, as the case may be (the "Company"), and the individual signatory hereto (the "Executive").

         WHEREAS, the Executive has entered into an employment agreement with the Company, as identified on Schedule "A" hereto ("Employment Agreement"); and

         WHEREAS, Johns Manville Corporation is party to an Agreement and Plan of Merger dated as of June 22, 2000, (the "Merger Agreement") with HB Merger LLC pursuant to which the HB Merger LLC will be merged with and into Johns Manville Corporation (the "Merger"); and

         WHEREAS, the Company and the Executive desire to amend the terms of the Employment Agreement in accordance with the terms hereof;

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. Amendment.

A. Effective as of the date of the consummation of the Merger (the "Effective Date"), Section 4 is hereby renumbered Section 4(a) and a new Section 4(b) is added to read as follows:

         (b) Post-Merger Options. As soon as practicable following the consummation of the transactions contemplated by that certain agreement and plan of merger dated as of June 22, 2000 between the Company and HB Merger LLC (the "Merger"), Executive shall be granted stock options in respect of the capital stock of the corporation surviving the Merger in accordance with the terms and conditions set forth on Schedule A hereto.

B. Effective as of the date of the consummation of the Merger, Section 7(e) of the Employment Agreement is hereby replaced in its entirety with the following:

"(e) Good Reason Prior to a Change in Control. For purposes of this Agreement, prior to a Change in Control, "Good Reason" shall mean:

(i) a material reduction in Executive's responsibilities, authorities or duties, all as contemplated by Section 2 hereof, (including by reason of a substantial reduction in the


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size of the Company or other substantial change in the character or scope of the
Company's operations), but specifically excluding any reduction in such responsibilities, authorities or duties occurring by reason of

       (x)    a termination for Cause or Disability or

       (y)    the assignment of Executive to a position which is

              (1) a management position with significant responsibilities, authorities and duties and

              (2)    either is

                     (A) appropriate for Executive based on his skills, training and experience or

                     (B) a temporary assignment made in order to fulfill a business need of the Company (a "Temporary Position"), immediately following which Executive is returned to his original position or another position with the Company (the "Restored Position") which (when compared to such original position) would have met the requirements of paragraphs (1) and (2)(A) of this subclause (y), with it being understood that, for this purpose, no assignment shall be deemed temporary if it has a duration of more than 12 months;

(ii) the Company fails to pay Executive any amounts otherwise vested and due hereunder or under any plan or policy of the Company;

(iii) a reduction in Executive's Base Salary except in the event of an across the board salary reduction within the corporate staff group or the business division in which Executive is employed, whichever is applicable;

(iv) a reduction in Executive's aggregate level of benefits under the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings or similar plans, except in the case of an across the board reduction in such benefits within the corporate staff group or the business division in which Executive is employed, whichever is applicable;

(v) the elimination of an annual incentive compensation plan or a material reduction in such plan not applicable to other executives of the Company; or


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(vi) the Executive's office is relocated outside of a 50-mile radius of Denver,
Colorado without his written consent except in the event of a good faith developmental assignment by the Company or in the event of an assignment to a Temporary Position;

If Executive provides the Company a Notice of Termination, as defined in Section 13(f), in connection with an event descried in clauses (i) through (vi) of this section 7(e), the Company shall have ten (10) business days from the receipt of such notice to effect a cure of the event described therein, and upon the cure thereof by the Company to Executive's reasonable satisfaction, such event shall no longer constitute Good Reason for purposes of this Agreement."

B. Effective as of the date of the consummation of the Merger, Section 8(e) of the Employment Agreement is hereby replaced in its entirety with the following:

"(e) Good Reason Following a Change in Control. For purposes of this Agreement, following a Change in Control, "Good Reason" shall mean:

(i) a material reduction in Executive's responsibilities, authorities or duties, all as contemplated by Section 2 hereof, (including by reason of a substantial reduction in the size of the Company or other substantial change in the character or scope of the Company's operations); provided, however, that such reduction by reason of a termination for Cause or Disability shall not constitute Good Reason;

(ii) Executive no longer serves in the position described in Section 2. other than by reason of a promotion or a termination for Cause or Disability;

(iii) the Company fails to pay Executive any amounts otherwise vested and due hereunder or under any plan or policy of the Company;

(iv) a reduction in Executive's Base Salary in effect immediately prior to the Change in Control or as the same may be increased from time to time;

(v) the elimination of an annual incentive compensation plan or a material reduction in such plan not applicable to other executives of the Company;

(vi) the failure of the Company, to continue to provide Executive with benefits and perquisites which are substantially similar in the aggregate to those enjoyed by Executive under the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings or similar plans and fringe benefit programs (including vacation) in which Executive was participating immediately prior to the Change in Control; or the failure by the Company to continue to provide Executive with directors' or officers' insurance, as applicable, at the level maintained immediately prior to the Change in Control;


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(vii) the Executive's office is relocated outside of a 50-mile radius of Denver,
Colorado without his written consent;

(viii) the failure of the Company to obtain an agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 13(e) hereof; or

(ix) any purported termination of Executive's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of
Section 13(f) and, if applicable, following the written demand described in
Section 8(c) and the relevant cure period.

         If Executive provides a Notice of Termination, as defined in Section 13(f), in connection with an event described in clauses (i) through (vii) of this Section 8(e), to the Company, the Company shall have ten (10) business days from the date of receipt of such notice to effect a cure of the event described therein, and upon cure thereof by the Company to Executive's reasonable satisfaction, such event shall no longer constitute Good Reason for purposes of this Agreement.

C. Effective as of the date of the consummation of the Merger, Section 8(g) is hereby replaced in its entirety with the following:

"Change in Control. For purposes of this Agreement, the phrase "Change in Control" shall mean the following and shall be deemed to have occurred if any of the following events shall have occurred:

any person (as defined in Section 3(a) (9) of the Securities Exchange Act of 1934, as amended from time to time, (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof, (a "Person") (other than the Company, Hicks Muse Tate & Furst Incorporated or any of its affiliates ("Hicks Muse"), Bear Stearns Merchant Fund Corp. or any of its affiliates ("Bear Stearns"), any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 30 percent or more of the combined voting power of the Company's or such subsidiary's then outstanding securities; provided, however, that such event shall not constitute a Change in Control unless or until the percentage of such securities owned beneficially, directly or indirectly, by such Person is equal to or more than all such securities owned beneficially, directly or indirectly, by Hicks Muse and Bear Stearns, in the aggregate; during any period of two consecutive years (not including any period prior to the date hereof), individuals who at


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the beginning of such period constitute the Board, and any new director (other than a director designated by Hicks Muse or Bear Stearns or any person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board; provided, however, that such event shall not constitute a Change in Control unless or until the percentage of voting securities of the Company owned beneficially, directly or indirectly, by Hicks Muse and Bear Stearns, in the aggregate, is less than 50 percent of all such outstanding securities;

the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a "Significant Subsidiary") with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50 percent of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

the stockholders of the Company or any affiliate approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

(v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership."

D. Effective as of the date of the consummation of the Merger, a new Section 14 is hereby added to the Employment Agreement:

"Notwithstanding the foregoing, for all purposes of this Agreement, the parties agree that the consummation of the Merger shall not constitute a "Change in Control" of the Company for purposes of this Agreement; provided, however, that if Executive's employment hereunder is terminated during the 18 month period immediately following the Effective Date of the Merger by the Company without Cause (as defined in Section


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7(c)(other than for reason of death or Disability) or by Executive for Good
Reason (as defined in Section 7(e)), Executive shall be entitled to receive the benefits set forth in Section 8(d). Executive shall also be entitled to receive the benefits set forth in Section 8(d) if (i) during the 18 month period immediately following the Effective Date, Executive is assigned to position intended to be a Temporary Position but is not timely given a Restored Position as required under Section 7(e)(i), and (ii) terminates employment prior to the end of the term hereof and during the 60 day period immediately following the first anniversary of the assignment to the Temporary Position (or, if earlier, the date on which the Company advises Executive in writing that it is terminating his employment without Cause and other than for Disability or is assigning Executive to a permanent position that does not qualify as a Restored Position). Executive also agrees that he will not have "Good Reason" within the meaning of Section 7(e) of this Agreement to terminate his employment with the Company as a result of the completion of the Merger and the transactions contemplated thereby and any acts or omissions ancillary thereto. For clarification and avoidance of doubt, the Executive agrees that he will not have Good Reason to terminate his employment with the Company due to the fact that the Company will not be a public company following the completion of the Merger.

2. Conditions to Effectiveness. This Amendment shall be contingent upon the consummation of the Merger and the completion of mutually satisfactory arrangements pertaining to Executive's equity rollover (as reflected on his Equity Rollover Election Form) in connection with the Merger.

3. Confirmation. Except as amended by this Amendment, the Employment Agreement shall remain in full force and effect.

4. Future Reference. All future references to the Employment Agreement shall mean such agreement as amended hereby.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each amendment to each Employment Agreement of the Executive party hereto shall be effective upon execution of this Amendment by the Company and such Executive.


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                                SIGNATURE PAGE TO

                        AMENDMENT TO EMPLOYMENT AGREEMENT



         IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement on the date and year first above written.




                               /s/ Thomas L. Caltrider
                               ------------------------------------------
                               Executive



                               JOHNS MANVILLE INTERNATIONAL, INC./
                               JOHNS MANVILLE CORPORATION


                               /s/ C. L. Henry
                               ------------------------------------------
                               C. L. Henry
                               Chairman, Chief Executive Officer and President

ATTEST:

/s/ John J. Klocko, III
--------------------------------------------
Name:  John J. Klocko, III
Title: Senior Vice President & General Counsel

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